UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2010, Castle Brands Inc. (the "Company") entered into a Third Amended and Restated Employment Agreement with Mr. Mark Andrews (the "Andrews Employment Agreement"), pursuant to which Mr. Andrews will continue to serve as the non-executive Chairman of the Company’s Board of Directors. Under the Andrews Employment Agreement, Mr. Andrews will receive an annual base salary of $100,000 . Also, Mr. Andrews will be eligible to receive incentive bonuses and stock option grants, as determined by the Company's Compensation Committee, and any other employee benefits provided by the Company. The Andrews Employment Agreement will end on May 1, 2012, unless earlier terminated.

The description of the Andrews Employment Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Third Amended and Restated Employment Agreement, dated as of February 26, 2010, by and between Castle Brands Inc. and Mark Andrews.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 1, 2010	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treasurer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated as of February 26, 2010, by and between Castle Brands Inc. and Mark Andrews